Exhibit 99.1

OncoGenex Pharmaceuticals, Inc. Reports Financial Results for First Quarter 2014

Conference call to be held on Wednesday, April 30, 2014 at 4:30 p.m. Eastern Time

BOTHELL, WA, and VANCOUVER, British Columbia, April 30, 2014 – OncoGenex Pharmaceuticals, Inc. (NASDAQ: OGXI) today provided a summary of clinical developments and anticipated near-term milestones and announced first quarter 2014 financial results.

Clinical Developments and Anticipated Near-term Milestones

•	Custirsen
¡	Top-line survival results announced on April 28, 2014 indicate that the addition of custirsen to standard first-line docetaxel/prednisone therapy did not meet the primary endpoint of a statistically significant improvement in overall survival in men with metastatic castrate-resistant prostate cancer (CRPC), compared to docetaxel/prednisone alone. A thorough analysis of the SYNERGY data is underway to understand the potential factors that may have contributed to the results.
¡	Enrollment continues in two additional Phase 3 trials, AFFINITY and ENSPIRIT, evaluating custirsen in combination with chemotherapy in second-line metastatic CRPC and non-small cell lung cancer (NSCLC), respectively. Fast Track designation has been granted to custirsen in both of these clinical trials.
•	The AFFINITY Phase 3 trial is designed to evaluate a survival benefit for custirsen in combination with cabazitaxel treatment as second-line chemotherapy in patients with CRPC. Patient enrollment for the AFFINITY trial began in August 2012 and enrollment of approximately 630 patients is expected in the second half of 2014.
•	The ENSPIRIT Phase 3 trial is evaluating a survival benefit for custirsen in combination with docetaxel treatment as second-line chemotherapy in patients with NSCLC. The first interim futility analysis is expected to be conducted before the end of this year.

•	Apatorsen
¡	The OncoGenex apatorsen development program includes seven Phase 2 trials in four tumor types, including bladder, lung, pancreatic and prostate cancers.
¡	Apatorsen targets Heat shock protein 27 (Hsp27) which contributes to cancer cell survival, proliferation and migration.
¡	Results of the company-sponsored, randomized, placebo-controlled Phase 2 Borealis-1 trial of apatorsen in combination with first-line gemcitabine and cisplatin in patients with metastatic bladder cancer are expected in the second half of 2014.

Financial Update and Results

•	Revenue for the first quarter ended March 31, 2014 was $11.7 million compared with $5.1 million in the same period in 2013. Revenue earned in the first quarter of 2014 consists of reimbursable clinical trial, manufacturing and preclinical costs incurred by OncoGenex under the collaboration agreement with Teva.
•	The Company has fulfilled its obligation of funding $30.0 million towards the development of custirsen. Teva is required to fund all additional expenses under the collaboration agreement.

•	Total operating expenses for the first quarter ended March 31, 2014 were $19.7 million compared with $13.4 million in the same period in 2013. The increase in the first quarter of 2014 as compared to the first quarter of 2013 was predominantly the result of higher clinical trial expenses associated with patient enrollment and treatment in the AFFINITY and apatorsen investigator-sponsored trials.
•	Net loss for the first quarter ended March 31, 2014 was $8.6 million, or $0.59 per diluted common share. Comparatively, net loss for the first quarter ended March 31, 2013 was $6.7 million, or $0.46 per diluted common share.
•	The company had $37.6 million in cash, cash equivalents and short-term investments as of March 31, 2014, compared to $39.2 million as of December 31, 2013.
•	Based on current expectations, the company believes its capital resources as of March 31, 2014 will be sufficient to fund its currently-planned operations beyond the first quarter of 2015, and through:
¡	the expected release of final survival results from the Borealis-1 trial in the second half of 2014; and,
¡	the completion of enrollment in the AFFINITY and Spruce clinical trials in the second half of 2014.

As of April 30, 2014, OncoGenex had 14,753,195 shares outstanding.

Consolidated Statements of Loss

(In thousands, except per share and share data)

(unaudited)

	Three months ended March 31,
	2014	2013
Collaboration revenue	$11,731	$5,076
Operating expenses:
Research and development	16,903	10,855
General and administrative	2,757	2,500

Total operating expenses	19,660	13,355
Loss from operations	(7,929)	(8,279)
Other income	(707)	1,582
Net loss	$(8,636)	$(6,697)

Basic and diluted net loss per share	$(0.59)	$(0.46)

Weighted average number of basic and diluted common shares	14,721,500	14,660,643

Consolidated Balance Sheets

(In thousands)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets:
Cash, cash equivalents, short term investments and restricted cash	$37,803	$39,536
Interest receivable	166	218
Amounts receivable	8,610	8,657
Prepaid expenses and other current assets	1,821	5,770
Property, equipment and other assets	1,424	1,508

Total assets	$49,824	$55,689

Liabilities and stockholders’ equity:
Accounts payable and accrued liabilities	$14,868	$13,628
Current portion of long-term obligations	1,097	1,092
Warrant liability	935	214
Long term liabilities	3,320	3,544
Stockholders’ equity	29,604	37,211

Total liabilities and stockholders’ equity	$49,824	$55,689

Conference Call Details

OncoGenex will host a conference call at 4:30 p.m. Eastern Time today, Wednesday, April 30, 2014, to provide a business update and discuss the first quarter ended March 31, 2014 results. A live event will be available on the Investor Relations section of the OncoGenex website at www.OncoGenex.com. Alternatively, you may access the live conference call by dialing (877) 606-1416 (U.S. & Canada) or 707-287-9313 (International). A replay of the webcast will be available approximately two hours after the call and will be archived for 90 days.

About OncoGenex

OncoGenex is a biopharmaceutical company committed to the development and commercialization of new therapies that address treatment resistance in cancer patients. OncoGenex has a diverse oncology pipeline, with each product candidate having a distinct mechanism of action and representing a unique opportunity for cancer drug development. OncoGenex and Teva Pharmaceutical Industries Ltd. (NYSE: TEVA) have entered a global collaboration and licensing agreement to develop and commercialize OncoGenex’ lead drug candidate, custirsen. Custirsen is currently in Phase 3 clinical development as a treatment in men with metastatic castrate-resistant prostate cancer and in patients with advanced, unresectable non-small cell lung cancer. Apatorsen is in Phase 2 clinical development and OGX-225 is currently in pre-clinical development. More information is available at www.OncoGenex.com and at the company’s Twitter account: https://twitter.com/OncoGenex_IR.

OncoGenex’ Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning our anticipated product development activities, such as expected clinical trial completion and design, statements regarding the potential benefits and potential development of our product candidates and statements regarding our expected financial results and expected cash requirements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk that our product candidates will not demonstrate the hypothesized or expected benefits, the risk of delays in our expected clinical trials, the risk that new developments in the rapidly evolving cancer therapy landscape require changes in our clinical trial plans or limit the potential benefits of our product, the risk that our cash resources are insufficient to fund our planned activities for the time period expected and the other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Media Contact:

Jaime Welch

jwelch@oncogenex.com

604-630-5403

Investor Relations Contact:

Susan Specht

sspecht@oncogenex.com

425-686-1535